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                                                                      Exhibit 14
                  AMENDED AND RESTATED JOINT FILING AGREEMENT


     AGREEMENT dated as of May 16, 1997 and amended and restated in its entirety as of October 16, 1998, among Zell/Chilmark Fund, L.P.; Samstock, L.L.C.; SZ2
(IGP) Partnership; Anda Partnership and Samuel Zell (collectively the "Reporting Persons").

     WHEREAS, the Reporting Persons beneficially own shares of Common Stock, no par value of Jacor Communications, Inc.

     WHEREAS, the parties hereto may be deemed to constitute a "group" for purposes of section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act"); and

     WHEREAS, each of the parties hereto desire by this Agreement to provide for the joint filing of a Schedule 13D, and all amendments thereto, with the Securities and Exchange Commission.

     NOWTHEREFORE, the parties hereto agree as follows:

     1.   Except as provided in paragraph 2 below:

            a. The parties hereto will join in the preparation and filing of a single statement containing the information required by Schedule 13D, and all amendments thereto, and the
                 Schedule 13D and all such amendments will be filed on behalf of each party hereto;

            b. Each party hereto will be responsible for the timely filing of the Schedule 13D, and all amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein. No party hereto will be responsible for the completeness or accuracy of the information concerning any other party contained in the
                 Schedule 13D or any amendment thereto, except to the extent such party knows or has reason to believe that such information is inaccurate.

            c. Sheli Z. Rosenberg will be designated as the person authorized to receive notices and communication with respect to the Schedule 13D and all amendments thereto.

     2. Anda Partnership will no longer join in the preparation or filing of a single Schedule 13D statement after Amendment No. 4 to the Schedule 13D dated April 23, 1993, has been prepared and filed and Anda Partnership will no longer be considered a party to this Amended and Restated Joint Filing Agreement for any Amendments to such Schedule 13D filed subsequent to such Amendment No. 4.

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                                                                      Exhibit 14
     3. This Agreement may be executed in counterparts, all of which when taken together with constitute one and the same instrument.



ZELL/CHILMARK FUND, L.P.                    SZ2 (IGP) PARTNERSHIP

By:  ZC Limited Partnership
     general partner
By:  ZC Partnership, general
     partner
By:  ZC, Inc., a partner

By:  /s/ Samuel Zell                        By: /s/ Samuel Zell
     -----------------------------              ----------------------------
     Samuel Zell, President                     Samuel Zell



SAMSTOCK, L.L.C.                             ANDA PARTNERSHIP

By:  SZ Investments, L.L.C., its             By:  Ann Only Trust, a partner
     sole member
By:  Zell General Partnership, Inc.
the managing member

By:  /s/ Samuel Zell                        By: /s/ Mark Slezak
     -----------------------------              ----------------------------
     Samuel Zell, President                     Mark Slezak, Co-Trustee




/s/ Samuel Zell
----------------------------------
SAMUEL ZELL





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